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                                                                    EXHIBIT 3.04

                          ATLANTIC DATA SERVICES, INC.

                       SECOND AMENDED AND RESTATED BY-LAWS

                                    ARTICLE I

                                  Stockholders

         1. Annual Meeting. The annual meeting of stockholders shall be held on the date and at the time fixed, from time to time, by the directors, provided that the date so fixed is within six months of the end of the fiscal year of the corporation. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors or the President. In the event an annual meeting has not been held on the date fixed in these By-Laws, a special meeting in lieu of the annual meeting may be held with all the force and effect of an annual meeting.

         2. Special Meetings. Special meetings of stockholders may be called by the President or by the Directors. Upon written application of one or more stockholders who hold at least 10% of the capital stock entitled to vote at a meeting, a special meeting shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer. Notwithstanding the immediately preceding sentence, if the corporation has a class of voting stock registered under the Securities Exchange Act of 1934, as amended, upon written application of one or more stockholders who hold at least 40% in interest of the capital stock entitled to vote at a meeting, a special meeting shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer.

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      3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within or without Massachusetts, but within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

      4. Notice of Meetings. A written notice of the place, date and hour of all meetings of stockholders stating the purpose of the meeting shall be given by the Clerk or an Assistant Clerk or by the person calling the meeting at least seven days before the meeting unless such longer period is required by law to each stockholder entitled to vote thereat and to each stockholder who under the law, under the Articles of Organization or under these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Whenever notice of a meeting is required to be given a stockholder under any provision of the Massachusetts Business Corporation Law or of the Articles of Organization or these By-Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

      5. Notice of Stockholder Business. The following provisions of this
Section 5 shall apply to the conduct of business at any meeting of the stockholders (as used in this Section 5, the term annual meeting shall include a special meeting in lieu of annual meeting).

      (a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in paragraph (b) of this
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Section 5, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 5.

         (b) For business to be properly brought before any meeting of the stockholders by a stockholder pursuant to clause (iii) of paragraph (a) of this By-law, the stockholder must have given timely notice thereof in writing to the Clerk of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation:
(i) in the case of any annual meeting, not less than 60 days nor more than 90 days prior to the date specified in Section 1 above for such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if a special meeting in lieu of annual meeting of stockholders is to be held on a date prior to the date specified in
Section 1 above, and if less than seventy days' notice or prior public disclosure of the date of such special meeting in lieu of annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the date on which notice of the date of such special meeting in lieu of annual meeting was mailed or the day on which public disclosure was made of the date of such special meeting in lieu of annual meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the
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corporation's books, of the stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other stockholders or beneficial owners known by such stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal in such proposed business, to the extent known by such stockholder.

         (c) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in these By-Laws. The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted.

         (d) This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, Directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.

         (e) Notwithstanding the foregoing provisions of this Section 5 to the contrary, a stockholder shall comply with all applicable requirements of the Securities Exchange Act of
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1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this Section 5.

         6. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice; except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

         7. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote owned by him and a proportionate vote for a fractional share, unless otherwise provided by the Articles of Organization in the case that the corporation has two or more classes or series of stock. Capital stock shall not be voted if any installment of the subscription therefor has been duly demanded in accordance with the law of the Commonwealth of Massachusetts and is overdue and unpaid. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a
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stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

         8. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election of directors or officers by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote at the election. Any such elections shall be by ballot if so requested by any stockholder entitled to vote thereon. The corporation shall not directly or indirectly vote any share of its own stock.

         9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE II

                                    Directors

         1. Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
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         2. Number, Election and Qualification; Vacancies, Enlargement of the
Board; Tenure; Removal. The number of Directors, and the provisions governing their election and qualification, vacancies, enlargement of the Board of Directors and their tenure and removal shall be as provided by law and as set forth in the Articles of Organization.

         3. Meetings. Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders.

         Special meetings of the Directors may be held at any time and place designated in a call by the President or two or more Directors.

         4. Telephone Conference Meetings. Members of the Board of Directors may participate in a meeting of the board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

         5. Notice of Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Secretary, or Assistant Secretary, or if there be no Secretary or Assistant Secretary, by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or
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home address at least forty-eight hours in advance of the meeting. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

         6. Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

         7. Action at Meeting. At any meeting of the Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board except to the extent that a larger number is required by law or the Articles of Organization or these By-Laws.

         8. Action by Consent. Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting, if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of Directors. Such consents shall be treated for all purposes as a vote at a meeting.

         9. Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating to such committee. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.
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                                   ARTICLE III

                                    Officers

      1. Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including a Chairman of the Board of Directors, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks, Secretary and Assistant Secretaries as the Directors may determine.

      2. Election. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.

      3. Qualification. The President may, but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

      4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the next annual meeting of stockholders and until their successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the next annual meeting of stockholders and until their successors are chosen and qualified, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office
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or to the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         5. Removal. The Directors may remove any officer with or without cause by vote of a majority of the Directors then in office; provided, that an officer may be removed for cause only after a reasonable notice and opportunity to be heard before the Board of Directors.

         6. President, Chairman of the Board, and Vice-President. The President shall, unless otherwise provided by the Directors, be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors he shall preside, when present, at all meetings of stockholders and, unless a Chairman of the Board has been elected and is present, of the Directors.

         If a Chairman of the Board of Directors is elected he shall preside at all meetings of the Board of Directors at which he is present. The Chairman shall have such other powers as the Directors may from time to time designate.

         Any Vice-President shall have such powers as the Directors may from time to time designate.

         7. Treasurer and Assistant Treasurer. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause accurate books of account to be kept. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide.

         Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.
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         8. Clerk and Assistant Clerks.  The Clerk shall record all proceedings of the stockholders in a book to be kept therefor. Unless a transfer agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address and the amount of stock held by each.

         In case a Secretary is not elected, the Clerk shall record all proceedings of the Directors in a book to be kept therefor.

         In the absence of the Clerk from any meeting of the stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Any Assistant Clerk shall have such additional powers as the Directors may from time to time designate.

         9. Secretary and Assistant Secretaries. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall keep a record of the meetings of the Directors.

         Any Assistant Secretary shall have such additional powers as the Directors may from time to time designate.

         10. Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.
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                                   ARTICLE IV

                                  Capital Stock

         1. Certificates of Stock. Subject to the provisions of Section 2 below, each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice-President, and by the Treasurer or an Assistant Treasurer; provided, however, such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

         Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued by the corporation at a time when it is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications, and
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rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         2. Stockholder Open Accounts. The corporation may maintain or cause to be maintained stockholder open accounts in which may be recorded all stockholders' ownership of stock and all changes therein. Certificates need not be issued for shares so recorded in a stockholder open account unless requested by the stockholder.

         3. Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred in the records of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor, properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. When such stock certificates are thus properly surrendered to the corporation or its transfer agent, the corporation or transfer agent shall cause the records of the corporation to reflect the transfer of the shares of stock. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown in its records as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereof, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

         It shall be the duty of each stockholder to notify the corporation of his post office address.
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         4. Record Date.  The Directors may fix in advance a time which shall be not more than sixty (60) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

         If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

         5. Replacement of Certificates. In case of the alleged loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms and conditions as the Directors may prescribe.

         6. Issue of Capital Stock. The whole or any part of the then authorized but unissued shares of each class of stock may be issued at any time or from time to time by the Board of Directors without action by the stockholders.
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         7. Reacquisition of Stock.  Shares of stock previously issued which have been reacquired by the corporation, may be restored to the status of authorized but unissued shares by vote of the Board of Directors, without amendment of the Articles of Organization.

                                    ARTICLE V

                        Provisions Relative to Directors,
                      Officers, Stockholders and Employees

         1. Certain Contracts and Transactions. In the absence of fraud or bad faith, no contract or transaction by this corporation shall be void, voidable or in any way affected by reason of the fact that the contract or transaction is
(a) with one or more of its officers, Directors, stockholders or employees, (b) with a person who is in any way interested in this corporation, or (c) with a corporation, organization or other concern in which an officer, Director, stockholder or employee of this corporation is an officer, director, stockholder, employee or in any way interested. The provisions of this section shall apply notwithstanding the fact that the presence of a Director or stockholder, with whom a contract or transaction is made or entered into or who is an officer, director, stockholder or employee of a corporation, organization or other concern with which a contract or transaction is made or entered into or who is in any way interested in such contract or transaction, was necessary to constitute a quorum at the meeting of the Directors (or any authorized committee thereof) or stockholders at which such contract or transaction was authorized and/or that the vote of such Director or stockholder was necessary for the adoption of such contract or transaction, provided that if said interest was material, it shall have been known or disclosed to the Directors or stockholders voting at said meeting on said contract or transaction. A general notice to any person voting on said contract or transaction that an officer, Director, stockholder or employee has a material interest in any corporation, organization or
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other concern shall be sufficient disclosure as to such officer, Director, stockholder or employee with respect to all contracts and transactions with such corporation, organization or other concern. This section shall be subject to amendment or repeal only by action of the stockholders.

         2.       Indemnification.

                  (a) Actions, Suits and Proceedings. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless such indemnification is prohibited by the Business Corporation Law of the Commonwealth of Massachusetts. Notwithstanding anything to the contrary in this By-law, except as set forth in paragraph 2(e) of this By-law, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation.

                  (b) Settlements. The right to indemnification conferred in this By-law shall include the right to be paid by the corporation for amounts paid in settlement of any such action,
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suit or proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to paragraph 2(e) of this By-law that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

                  (c) Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the such claim, other than as provided below in paragraph 2(c) of this By-law. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not
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in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this By-law. The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

                  (d) Advance of Expenses. Subject to the provisions of paragraph 2(e) of this By-law, in the event that the corporation does not assume the defense pursuant to paragraph 2(c) of this By-law of any action, suit, proceeding or investigation of which the corporation receives notice under this By-law, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this By-law. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

                  (e) Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to paragraphs (a), (b) or
(d) of this By-law, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to
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determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within sixty days after receipt by the corporation of the written request of the Indemnitee, unless the corporation determines, by clear and convincing evidence, within such sixty-day period that the Indemnitee did not meet the applicable standard of conduct set forth in paragraph (a) or (b) of this By-law, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

                  (f) Remedies. The right to indemnification or advances as granted by this By-law shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the sixty-day period referred to above in paragraph 2(e) of this By-law. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this By-law shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to paragraph 2(e) of this By-law that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met such applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

                  (g) Subsequent Amendment. No amendment, termination or repeal of this By-law or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

                  (h) Other Rights. The indemnification and advancement of expenses provided by this By-law shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this By-law shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this By-law. In addition, the corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this By-law.

                  (i) Partial Indemnification. If an Indemnitee is entitled under any provision of this By-law to indemnification by the corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

                  (j) Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

                  (k) Merger or Consolidation. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this By-law with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

                  (l) Savings Clause. If this By-law or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this By-law that shall not have been invalidated and to the fullest extent permitted by applicable law.

                  (m) Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of these By-Laws to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

                                   ARTICLE VI

                            Miscellaneous Provisions

         1. Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall end on March 31 in each year. Following any change in the fiscal year previously adopted, a certificate of such change, signed under the penalties of perjury by the Clerk or an Assistant Clerk, shall be filed forthwith with the state secretary.

         2. Seal. The seal of this corporation shall, subject to alteration by the Directors, bear its name, the word "Massachusetts," and the year of its incorporation.

         3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

         4. Voting of Securities. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

         5. Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation or at an office of its transfer agent or of the Clerk or of its resident agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

         6. Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

         7. Amendments. These By-Laws, to the extent provided in these By-Laws, may be amended or repealed, in whole or in part, and new By-Laws adopted either
(a) by the stockholders at any meeting of the stockholders by the affirmative vote of the holders of at least a majority in interest of the capital stock present and entitled to vote, provided that notice of the proposed amendment or repeal or of the proposed making of new By-Laws shall have been given in the notice of such meeting, or (b) if so authorized by the Articles of Organization, by the Board of Directors at any meeting of the Board by the affirmative vote of a majority of the

Directors then in office, but no amendment or repeal of a By-law shall be voted by the Board of Directors and no new By-law shall be made by the Board of Directors which alters the provisions of these By-Laws with respect to removal of Directors, or the election of committees by Directors and the delegation of powers thereto, nor shall the Board of Directors make, amend or repeal any provision of the By-Laws which by law, the Articles of Organization or the By-Laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending, or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws. Any By-law or amendment of a By-law made by the Board of Directors may be amended or repealed by the stockholders by affirmative vote as above provided in this Section 7.

         8. 1987 Massachusetts Control Share Acquisition Act. The 1987 Massachusetts Control Share Acquisition Act, Chapter 110D of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to the corporation.